EXHIBIT 10.02

Letter Agreement between Net Talk.com, Inc. and OmniReliant Holdings, Inc. dated June 25, 2009.

NET TALK.COM, INC.
1100 NW 163rd Drive, Suite 3
N. Miami Beach, Florida 33169

June 25, 2009

Gentlemen:

Reference is hereby made to that certain Marketing and Distribution Agreement dated effective March 13, 2009 (the “Marketing Agreement”), by and among OmniReliant Corporation, a Florida corporation (“ORI”) and Net Talk.com, Inc. (“NTI”), a Florida corporation. As referenced in the Marketing Agreement, ORI agreed to provide certain marketing and distribution services to NTI in exchange for the consideration identified in the Marketing Agreement. Shortly after the parties executed the Marketing Agreement, the parties orally amended the section entitled “Special Terms and Conditions” to defer NTI’s obligation to issue 1,000,000 shares of NTI common stock (the “Common Stock”) to ORI until such time as the infomercial was produced and approved jointly by the parties The purpose of this letter is to memorialize the foregoing oral agreement and to further memorialize the parties’ joint approval of the infomercial. Accordingly, NTI shall execute Irrevocable Transfer Agent Instructions in the form attached hereto as Exhibit A and deliver the same to Fidelity Transfer authorizing the issuance of the Common Stock.

Very truly yours,

NET TALK.COM, INC.

By:	/s/ Anastasios Kyriakides
Anastasios Kyriakides
Chief Executive Officer

If the foregoing is acceptable, please sign below where indicated.

ACKNOWLEDGED AND AGREED:

OMNIRELIANT CORPORATION

By:	/s/ Paul Morrison
Paul Morrison
Chief Executive Officer

IRREVOCABLE TRANSFER AGENT INSTRUCTIONS

June 25, 2009

VIA ELECTRONIC MAIL

Fidelity Transfer Company
8915 S 700 E., Suite 102
Sandy, Utah 84070
Attention: Kevin Kopaunik

Re:       Net Talk.com, Inc.

Ladies and Gentlemen:

This letter shall serve as our irrevocable authorization and direction to Fidelity Transfer Company (the “Transfer Agent”) to issue the following shares of common stock, par value $0.001 per share (the “Common Stock” of Net Talk.com, Inc., a Florida corporation (the “Company”):

Issue Date	Holder	Number of Shares	Status

June 25, 2009	OmniReliant Corporation	1,000,000	Unregistered

The shares are being issued pursuant to the Marketing and Distribution Agreement by and between the Company and OmniReliant Corporation dated effective as of March l3 2009, as amended, whereby the Company has agreed to issue to OmniReliant Corporation 1,000,000 shares of its Common Stock.

The original certificate should be forwarded via overnight courier to OmniReliant Corporation, 14375 Myerlake Circle, Clearwater, Florida 33760, Attn: Paul Morrison.

Please send a copy of the certificate to the Company, 1100 NW 163rd Drive, Suite 3, N. Miami Beach, Florida 33760, Attn: Anastasios Kyriakides.

Please acknowledge that the shares will be isssued by countersigning this letter and forwarding copies of the issued certificate representing the Common Stock to the Company’s legal counsel, Joseph A. Probasco, Bush Ross, P.A., 1801 N. Highland Avenue, Tampa, Florida 33602 via facsimile at (813) 223- 9620 or via email at jprobasco@bushross.com.

The Company hereby confirms to the Transfer Agent that no instructions other than as contemplated herein will be given to the Transfer Agent by the Company with respect to the matters referenced herein. The Company hereby authorizes and directs the Transfer Agent, and the Transfer Agent shall be obligated, to disregard any contrary instructions received by or on behalf of the Company.

Very truly yours,

NET TALK.COM, INC.

By:	/s/ Anastasios Kyriakides
Anastasios Kyriakides
Chief Executive Officer and Secretary

Acknowledged and Agreed

FIDELITY TRANSFER COMPANY

By:	/s/ Kevin Kopaunik
Kevin Kopaunik